[Company Letterhead]

June 25, 2012

Tim Fitzpatrick
c/o Umami Sustainable Seafood Inc.
1230 Columbia St. Suite 440
San Diego, CA 92101

Re:    Amendment of Employment Agreement

Dear Tim:

I write concerning the employment agreement between you and Umami Sustainable Seafood, Inc. (the "Company") dated January 3, 2012 (the "Agreement"). The purpose of this letter is to amend the provisions of Section 3(d) of the Agreement to eliminate the opportunity to receive an "uplisting bonus" as provided in such section and to provide instead for your opportunity to receive discretionary special bonuses as described below. You hereby acknowledge and agree that the provisions of Section 3(d) of the Agreement as in effect immediately prior to this amendment are superseded in their entirety by this amendment.

Section 3(d) of the Agreement is hereby amended and restated, effective immediately, to read in its entirety as follows:

"(d) Discretionary Special Bonus. Effective as of June 1, 2012, Executive shall be entitled to receive a discretionary special bonus in the amount of Ten Thousand Dollars ($10,000) per month, less required deductions and withholdings (each, a "Discretionary Special Bonus"), provided that such Discretionary Special Bonus opportunity may be terminated prospectively at any time in the sole discretion of the Compensation Committee of the Board and provided further that Executive's right to receive the Discretionary Special Bonus for any month is subject to his continued employment with the Company through the last day of such month. Each Discretionary Special Bonus shall be payable not later than ten (10) business days after the month to which the Discretionary Special Bonus relates."

Except as specifically amended herein, the Agreement will remain in full force and effect in accordance with its original terms, conditions and provisions.

If this letter accurately reflects your agreement with the Company regarding the subject matter hereof, please sign the enclosed copy of this letter where indicated below and return it to me.

Umami Sustainable Seafood, Inc.

Name:	/s/ Oli V. Steindorsson
Title:	Oli V. Steindorsson

Acknowledged and Agreed:

By:	/s/ Tim Fitzpatrick
Tim Fitzpatrick

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